UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 15, 2011

DARLINGTON MINES LTD.
 (Exact name of registrant as specified in its charter)

Nevada	000-53586	N/A
(State or other jurisdiction of incorporation)	(Commission) File Number	(I.R.S. Employer Identification No.)

20A, Time Centre, 53-55 Hollywood Road,
Central Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(852) 5371 1266

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this document include, among others, statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors.  Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology.  In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties set forth in reports and other documents we have filed with or furnished to the Securities and Exchange Commission (the “SEC”).  These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this document.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  The forward-looking statements in this document are made as of the date of this document and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company,” “Pulse” or the “Registrant” refer to Darlington Mines Ltd., a Nevada corporation and its wholly owned subsidiary, The Pulse Beverage Corporation, a Colorado corporation.

Section 1 – Registration’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated by reference herein.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 15, 2011 (the “Closing Date”), Darlington Mines Ltd., a Nevada corporation (the “Registrant”) closed a voluntary share exchange transaction with The Pulse Beverage Corporation (“Pulse”) pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among the Registrant, Pulse and the stockholders of Pulse (the “Pulse Stockholders”). Pulse owns certain tangible assets and intangible assets being formulations, rights, trademarks and patents of a nutraceutical (or functional) water-based beverage called Pulse®. The Pulse® products were scientifically researched and formulated by the Baxter Healthcare Corporation.

Prior to the voluntary share exchange under the Exchange Agreement (“Share Exchange Transaction”), we were a public reporting “Shell Company”, as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Following the consummation of the Exchange Agreement we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 12b-2 of the Exchange Act.

Simultaneously with the Closing of the Share Exchange Transaction, on the Closing Date, Mr. Francis Chiew, a shareholder, director and, as of the Closing Date, our former President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, agreed to surrender 26,660,000 shares of the Company’s common stock to the Company for cancellation.

As a result of the Share Exchange Transaction, the Pulse Stockholders received 13,280,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of Pulse representing approximately 46% of our now issued 28,800,000 issued and outstanding shares of common stock. Pulse became our wholly-owned subsidiary.

The Exchange Agreement contains customary representations, warranties, and conditions to closing.  The foregoing description of the terms and conditions of the Exchange Agreement and the transactions contemplated there under that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement. A copy of the Exchange Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

From and after the Closing Date, our operations will consist of the business and operations of Pulse.  Therefore, we disclose information about the business, financial condition, and management of Pulse in this Form 8-K.

For accounting purposes, the Share Exchange Transaction has been accounted for as a purchase of Pulse by the Registrant under the purchase method for business combinations. Consequently, the historical financial statements of the Registrant included in the Registrant’s periodic filings with the Securities and Exchange Commission (“SEC”) continue as our historical financial statements. The financial statements of Pulse are set forth in Exhibit 99.1 of this Current Report.

Pro forma information is only presented for the balance sheet, as on the date of the Exchange Agreement, the Registrant was considered a public shell and accordingly, the transaction was not considered a business combination. For pro forma financial information, see Exhibit 99.2 of this Current Report.

DESCRIPTION OF BUSINESS

Corporate History Prior to February 15, 2011

We were incorporated in the State of Nevada on August 23, 2006.  From August 23, 2006 to February 15, 2011 we were first, an exploration stage corporation, and recently a development stage corporation. A development stage corporation is one engaged in the search of business opportunities, successful negotiation and closing of a business acquisition and furthering its business plan. Since October, 2010 we had been searching for business opportunities to exploit the growing China economy.

We maintain our statutory registered agent's office at The Corporation Trust Co. of Nevada, 311 South Division Street, Carson City, NV 89703 and our international corporate office is located at 20A, Time Centre, 53-55 Hollywood Road, Central, Hong Kong. Our telephone number is 852-3014-8400. Our US operations will be headquartered in Denver, Colorado. We are in the process of securing approximately 3,500 square feet of office and warehouse space in Denver, Colorado, USA.

OVERVIEW

The Pulse Beverage Corporation (“Pulse”), based in Denver, Colorado, was formed in 2010 for the purpose of exploiting niche markets in the beverage industry. It has done this by developing non-alcoholic water-based drinks that are not only refreshing but also healthy for the beverage consumers. The mission of Pulse is to improve the health of people who consume their products and offer those people a voice in the beverage that they purchase and consume.

Pulse is organized around two branded products: Pulse® nutraceuticals (or functional) water-based beverages in three separate categories and Ready-to-Drink Natural Lemonades all of which it intends to sell through a nationwide sales network. Pulse is in the process of securing the services of several key figures that have successfully launched and/or managed more than twenty-five major brands over the past twenty years and have claim on, and access to, numerous buyers who supply thousands of retail outlets, supermarkets, convenience stores and mass merchants.

Although Pulse has acquired or developed several products, it will continue to acquire products that complement or extend its current product mix. Pulse intends to conduct a study of the highly fragmented beverage industry, many of which are undercapitalized. Management believes that one or two strategic product acquisitions would shorten Pulse’s maturation cycle, allowing it to reach critical mass sooner than only developing additional products in-house.

Pulse intends to outsource many of its operating activities such as manufacturing, sales and distribution. Management believes it will need fewer than fifteen full-time employees.

Pulse will manufacture, distribute and market the Pulse® brand of beverages. Pulse® is a beverage that contains functional ingredients, including certain vitamins and anti-oxidants such as Vitamins C, D, E, B6, and B12, Calcium, Magnesium, lycopene, selenium, soluble fiber, green tea catechins, soy isoflavones and Folic Acid.  It is understood in the health industry that these vitamins and nutraceuticals aid in promoting health.  Pulse® is unique in that it was developed by Baxter Healthcare Corporation to be scientifically effective in the recommended serving sizes and contains ingredients that are widely considered to be critial to adult health, including those vitamins and ingredients set forth above.  The term “nutraceutical” is a term combining the words “nutrition” and “pharmaceutical,” and is a food product that provides health and medical benefits, including the prevention and treatment of disease. The Pulse® product was scientifically researched and formulated by the Baxter Healthcare Corporation and Pulse has acquired all of the formulations, rights and patents relating to the Pulse® brand. Baxter Healthcare Corporation spent approximately $10 million developing and marketing the Pulse® product line.  Management believes that Pulse® is the only nutraceutical (or functional) beverage that has been developed by a major healthcare company.  Pulse, through its acquisition of the Pulse® brand is entitled to label their Pulse® products as follows: “Formulation developed under license from Baxter Healthcare Corporation”. This Licensing Agreement with Baxter Healthcare Corporation is in perpetuity and does not require that any royalty payments be made to the Baxter Healthcare Corporation.

Pulse's mission is to be one of the market leaders in the development and marketing of nutritional beverage products that: (i) provide real health benefits to a significant segment of the population (ii) are endorsed by clinicians through the utilization of nutritional ingredients with clinically demonstrated benefits for targeted areas of health and wellness and (iii) are convenient, simple and appealing to the consumers. The targeted demographics for Pulse products are the influential  "baby boomers" market due to that segments desire to maintain health and youthfulness, while aging and starting to experience chronic health conditions.  The Pulse brand mission and concept is supported by a growing consumer link between nutrition and wellness and the evergrowing need for convenient solutions. This fact ensures that the product lines do not just attract the huge "baby boomer" category but includes all consumers who want health conscious beverages Pulse is attempting to create a new product category that is focused  on providing true and meaningful health and wellness benefits in a convenient, enjoyable and good tasting format.

Pulse will develop and market non-alcoholic drinks that are refreshing and healthy in a novel manner.  Development and production will be responsive to advancing knowledge and science in the related fields of nutrition and ingredient technology. In addition to the development of new nutraceutical Pulse® beverages, the Company is designing packaging and finalizing the development for Ready-to-Drink natural lemonade products.

The Pulse® nutraceutical brands may be the only refreshment beverage developed that actually have sufficient dosages of active functional ingredients, as noted above, to help someone become healthy.  The Pulse® neutraceutical brands are formulated as three nutritional health beverages:

Pulse® - Heart Health Care Formula - The Pulse® Heart Health Care formula contains safe and effective levels of a number of important health and health friendly nutrients such as soluble fiber, Vitamin C and Selenium which have been shown to be of benefit in maintaining and enhancing the health of the heart and cardiovascular system;

Pulse® - Men’s Health Care Formula - The Pulse® Men’s Health Care formula is enhanced to meet the needs of men with particular focus on prostate health and free-radical containment. The formula contains a proprietary blend of powerful anti-oxidants including green tea catechins, Vitamin E, Vitamin C, selenium and lycopene. This blend of antioxidants provides objective somatic benefits and contributes to overall health and well-being;

Pulse® - Women’s Health Care Formula - The Pulse® Women’s Health Care formula is a convenient nutritional beverage designed specifically for women and targets at reducing symptoms commonly associated with perimenopause and menopause and promoting bone health. The formula contains meaningful amounts of soy isoflavones, Vitamin B6, Calcium, Magnesium, Vitamin D, Folic Acid and Vitamin B12.

Pulse Ready-to-Drink Natural Lemonades – In addition to the three Pulse formulations, Pulse is developing a natural lemonade ready-to-drink beverage aimed at providing functional ingredients to specific health platforms.  Pulse’s entry into the popular juice category takes the form of a natural lemonade beverage.  It will be packaged using a 20 ounce glass bottle.  With the exception of AriZona Beverage Company’s canned lemonade and Calypso lemonade, Pulses’s lemonade will have relatively little competition for shelf space. AriZona and Calypso do not contain all-natural ingredients.

PRODUCTS

Overview

Pulse’s products are niche oriented in that they have been formulated to meet the needs of markets that have yet to attract the attention of other beverage companies or are not being well served. Because the mix is broad and the markets relatively narrow, it is believed that the competition will not perceive them as a threat.  This will afford Pulse an opportunity to gain a foothold in disparate markets and will, inevitably, enhance its chances of success.

Product Mix

Pulse’s products are targeted at the healthy beverage segment of the beverage market which we believe may have a potential market size in excess of $1 billion in sales annually.  Pulse intends to immediately launch its three unique Pulse® nutraceutical formulations: Pulse® - Heart Health Care Formula; Pulse® - Men’s Health Care Formula; and Pulse® - Women’s Health Care Formula. Pulse intends to launch a Ready-to-Drink Natural Lemonade product soon after the launch of the Pulse® neutraceutical products. Pulse’s products differ from the competitors in that they are the direct result of a multi-year research program undertaken by one of the nation’s leading drug companies, Baxter Healthcare Corporation. Pulse has acquired the exclusive right to use the name, formulations and related matter to include the phrase: “Formulations developed under license from Baxter Healthcare Corporation” and the “evergreen” statement “Nutrition Made Simple” in perpetuity. This exclusive right is royalty free. Proprietary to the products are its formulations, certain technologies and its hot-fill production process. Together, this proprietary know-how gives Pulse a competitive advantage and differentiates its products. Pulse uses microscopic particles known as liposomes to deliver non-water soluble “actives” to target sites within the body. The use of this technology by a company not involved in the manufacturing of drugs is believed by management to be a first. Historically, liposomes have been used by drug companies and cosmetics labs to deliver an active ingredient to a cell site, an ingredient that is lipid based and thus hydrophobic. Furthermore, all Pulse products contain functional ingredients that have been shown to promote health and well-being.

Attractively packaged and carefully positioned, Pulse’s products are expected to enjoy a unique position in the market and to advance its market share in the neutraceutical category. Consumers are thought to have been underserved or are skeptical of the claims made by companies filling the neutraceutical category of the beverage industry.

Formulations

To ensure that the flavor profiles of Pulse’s products are satisfying and that its products meet the needs of its consumers’ health and life-style, Pulse intends to contract Catalyst Development Inc. (“Catalyst”), a highly respected  product development firm located in Burnaby, BC, Canada. Catalyst developed the formulations for Baxter Healthcare Corporation. Its owner, Ronald Kendrick, has joined Pulse in the capacity of Chief of Product Development . Catalyst will also oversee quality assurance.

Pricing

Pulse intends on pricing its products competitively and intends to constantly seek methods and processes to reduce production costs to ensure it remains competitive. Pulse intends on positioning its products in such a way as to nurture the fact that they have healthy ingredients and properties, and, as a consequence, should command a premium price point.

Manufacturing

Pulse intends to contract Catalyst to develop its formulas and co-packers to bottle the finished product. The latter are chosen on the basis of their proximity to the markets Pulse intends on entering. Most of the ingredients used in the formulation of the products are off-the-shelf and thus readily available. No ingredient has a lead time greater than two weeks.  Pulse intends to identify co-packers in United States, Canada, Europe, and Asia to support the launch of its products in those markets.

Quality Control

Pulse is committed to building products that meet or exceed the quality standards set by the U.S. government. Pulse intends to subject its products to rigorous testing and will work closely with various co-packers to ensure quality assurance. Each step in the manufacturing process will be reviewed by Catalyst. The manufacturing process steps include source selection, receipt and storage, filtration, disinfection, bottling, packaging, in-place sanitation, plant quality control and corporate policies affecting quality assurance. In addition, Pulse will ensure that each bottle is stamped with a production date, time, and plant code to quickly isolate problems should they arise.

New Product Development

Pulse, through Catalyst, intends to continually conduct reviews of its products to facilitate against the possibility that the competition will encroach upon Pulse’s market share. Pulse’s product philosophy will continue to be based on developing products in those segments of the market that offer the greatest chance of success such as health, wellness and natural refreshment and will continue to seek out underserved market niches. Management believes it will be able to quickly respond, given its technical and marketing expertise, to changing market conditions with new and innovative products. Pulse is committed to developing products that are distinct (meeting a quantifiable need), is patented or proprietary, lends itself to a significant mark-up, projects a quality and healthy image, and can be distributed through existing distribution channels. Pulse intends to acquire brands of other companies.

MARKETS,  INDUSTRY AND SALES STRATEGY

Industry watchers are particularly confident about the prospect for drinks that are functional and that offer therapeutic benefit and as such capitalize on the public’s growing interest in products that promise to improve health. Although Pulse will face competition in its bid for market share, it believes, based on research that its products, strong packaging, unique formulations and promotions will induce early trial and in the course of two years build a widespread and loyal following. Pulse also believes that its products will have strong appeal in Europe and the Pacific Rim, in particular, China, a country with which Pulse has long standing ties.  Key drivers of the Chinese beverage market include rising inflows of foreign direct investment, growing levels of consumer spending power, an increasingly health conscious consuming public and the Chinese government’s market-focused economic policy.  We believe our products will be accepted in China because of China’s growing desire for healthy products and its growing middle class and its interest in brands that come from North America.

The United States has more than 2600 beverage companies and 500 bottlers. Collectively, they account for approximately $105 billion in annual sales. Globally it is estimated that more than $300 billion of non-alcoholic beverages are sold annually.  The market is controlled by two giants, Coca-Cola and Pepsico: the former controls 50% of the world market, the latter 21%.

In 2008 carbonated beverage sales slipped by 3 percent, while sales of energy shots surged (Prior to 2006 carbonated beverages represented 46.8% of the non-alcoholic beverage market; experts predict that carbonated beverage companies will have to work harder than ever before to off-set flagging demand). Industry watchers believe that growth will be largely confined to non-carbonated beverages and will chiefly affect functional drinks (Note: Nutraceuticals, sports and energy drinks are expected to be the principal beneficiaries).

Future Trends

A number of powerful trends are driving the changes that the beverage industry must face.  These changes are predicted to fuel the growth of new categories and reshape old ones. These trends are:

Societal shift affecting health and wellness - Increasingly consumers are coming to view carbonated drinks (CD)—particularly those laden with sugar, caffeine and preservatives—with concern, if not disfavor.  Indeed, much to the dismay of companies such as Coca-Cola and Pepsico, CD’s have become the whipping boy of the nation’s press and an object of considerable concern to the medical community’s, being seen as a primary cause of the nation’s growing obesity and a contributing cause of cancer as recently reported in a number of major U.S. publications;

Emergence of new product categories - For much of the last century carbonated beverages dominated the soft drink industry.  Beginning in 1990’s that began to change with the introduction of what was then styled “alternative beverages.”  Alternative beverages were viewed as a healthier alternative to colas and quickly gained favor with the public and the attention of manufacturers of carbonated beverages.  The category continued to grow and in time contributed to the birth of a number of new categories including:  sports drinks, energy drinks, energy shots and nutraceuticals;

Aging Population - More than 78,000,000 Americans, who were born between 1943 and 1952, began to make their needs and desires known profoundly influencing both the food and beverage industry and affecting everything from packaging and taste profiles to calories and contents.

Maturing Markets and Globalization

According to just-drinks.com, a respected source of industry information, demand for non-carbonated drinks is growing around the world.  Indeed, sales are projected to top $49 billion by 2014, fueled largely by rising demand on the Asian continent and Eastern Europe. These increases will be off-set by a downturn in sales in Germany, England, Japan and the US, which experts insist are reaching saturation.  Assuming these predictions come true the industry can expect to see further consolidation and increased “cannibalization”. Sales of carbonated beverages, for their part, are expected to slip further as concerns about health gain globally.  To counteract this trend major suppliers of such beverages are reengineering their products, reducing their caloric content and adding selected vitamins and minerals to retain the favor of consumers.

Market Segments

Non-carbonated beverages divide themselves into a number categories including: carbonated drinks (such as colas, citrus, root beers and diet), energy drinks, sports drinks, teas, juices, bottled water, milk (dairy, soy and coconut) and nutraceuticals, which includes a host of products that are fortified with vitamins, minerals and dietary supplements.

Pulse’s product mix is calculated to exploit niches that have been identified in elected categories, niches that are either unoccupied or have yet to attract significant attention such as nutraceuticals and natural lemonades as follows:

Nutraceuticals - According to just-drinks.com, a respected source of information on the beverage industry, sales of nutraceuticals are growing at the rate of 10% per annum.  Forecasters believe that this trend will continue.  Currently, Japan is the largest consumer of such drinks, with 2009 sales of $8.9 billion. However, the growing popularity of the category in the United States has caused some experts to predict it will overtake Japan in 2014. Although the category is experiencing good growth, no clear-cut winner has emerged.  The neutraceutical category is filled with smaller companies marketing products of questionable, untested value;

Ready-to-Drink Lemonades - According to just-drinks.com, 2008 sales, in this category, was approximately $360 million. The category is dominated by concentrates and refrigerated, paper-based products. Bottled and canned lemonades account for $60 to $100 million in annual sales.

Distribution Channels

Non-alcoholic beverages are among the most widely distributed food products in the world and are sold through more than 400,000 outlets in the United States including convenience stores, supermarkets, mass merchants, drug store chains, vending machines and food service.

Competition

Approximately 2,500 companies currently manufacture or market non-alcoholic beverages. With the exception of Coca-Cola, Pepsico and Cadbury, few participate in more than one or two categories. More than 200 companies compete for a share of the growing nutraceuticals market. While several of these companies are substantial, no clear-cut winner has emerged.  Major participants include:  Glaceau (Coca-Cola), Fuze (Coca-Cola) and Sobe (Pepsico). Only a few companies market bottled lemonades. As part of a mix, they are seldom promoted and receive low attention. Suppliers include: Snapple, Glaceau, Vitamin Water (Coca-Cola), AriZona Beverage, New Leaf, Fuze and Hansen’s Beverage Company.

Sales Organization and Compensation

Pulse has reached agreements in principal with several industry veterans to join its sales force to be headquartered in Denver, Colorado. Supported by a small administrative staff, they will crisscross the western United States, being the focus of the initial roll-out, meeting with buyers of leading supermarkets and convenience and drug store chains with whom they have long standing relationships. Individual sales people will be stationed in key cities within their territory. Management intends to roll products out regionally, expanding nationally only after they have demonstrated sufficient sales and received sufficient public acceptance to justify expansion.

Pulse intends to rely entirely on the efforts of its senior sales executives to build-out its distribution channels. Highly experienced, these individuals produced significant results for beverage companies and were responsible for much of the financial success, in terms of sales, those companies received. Pulse intends to recruit additional sales people in 2012.

Pulse intends to pay its senior sales executives a contracted amount and to pay its sales people a commission. The commission will be based strictly on performance and require that they achieve certain sales levels. In addition, it will offer a car allowance and a defined territory.

Unique Selling Proposition

Pulse® Neutraceutical Products - Comparative to other products being introduced in this category, Pulse® can be regarded as a breakthrough product.  Pulse intends to build on the original formulators reputation, Baxter Healthcare Corporation, and spotlight the differences that give the Pulse® neutraceutical products a legitimate claim on the attention of their target audiences such as:  liposome-based actives, enhanced potency (undiluted or diminished strength due to delivery system), taste, attraactive packaging and measurable results;

Pulse® Ready-to-Drink Natutal Lemonade - Historically, lemonades are a seasonal beverage with consumption rising in the summer and lowering in the fall.  Pulse intends to position its lemonades as natural complements to food in an effort to broaden its appeal such as: on-premise, stadiums, schools, commissaries, delis and warm-weather resorts, which is expected to insulate it against any seasonal fall-off.

Sales and Marketing Strategy

Pulse will use a mix of industry standard sales and marketing strategies. Pulse is uniquely positioned to capitalize on mounting concern with health issues.  While Pulse’s products may not offer a total solution to health issues, if its products were widely distributed, Pulse hopes that they might help lower the incident of a wide variety of diet related disorders, including diabetes. Pulse intends to launch a public relations campaign during the second quarter of 2011.  The campaign is calculated to enhance Pulse’s public image as a purveyor of products that are healthy, good tasting and foster the belief that its products can be a standard against which all competitive products must inevitably be measured. In addition, Pulse intends to commit financial resources to obtain the support of influential health organizations, advocacy groups, major publications, social networks, school boards and health providers for its products. Management believes this effort to shape public perceptions, a carefully planned and executed advertising campaign and a determined sales effort, spearheaded by its network of resellers and salespeople, will produce expected significant results.

Advertising and Promotion - While Pulse will refrain from using print advertising in years one and two, it will develop a wide range of merchandising tools to include Visi-coolers (Pulse currently owns 200 Visi-coolers), standees, shelf-talkers, danglers, cross-promotions, sweepstakes, displays, static cling signage, branded apparel and cold boxes.

Web Site - A significant web presence is imminently ready to be launched. Using an enriched, meta-taggable vocabulary, sticky graphics, micro-sites and search engine optimization strategies it intends to quickly build awareness and stimulate demand for its products. Pulse plans to make use of the various social networks to stimulate interest and generate a positive public perception. Pulse intends to use well known, developed viral marketing campaigns.

Trade Advertising - In an effort to secure additional editorial coverage, Pulse intends to launch a limited trade campaign in publications that are known to have a claim on the retail community such as: Chain Store Age, NACS Magazine, Convenience Store News Magazine and Drug Store Magazine.

Sales Collateral - Pulse’s sales collateral will take the form of sales kits, leave behinds, one sheets, newsletters, posters, in-store displays, visi-coolers and a wide variety of premium, promotional material. To assure maximum impact, a “family image” will be adopted and strict guidelines will be developed and closely followed.

Trade Shows – Pulse intends to participate in two national trade shows in each of the first three years and intends to participate in regional and non-industry related shows when they can advance Pulse’s public perception or give it access to new markets.

“PulseMobile” - Pulse owns a 1942 Dodge Powerwagon known as “the PulseMobile”. It will be used at all trade shows and other public relations events.

Public Relations - Pulse’s management is highly experienced in the area of public relations for beverage based products and has had a hand in shaping more than thirty campaigns since 1989. Pulse intends to launch an aggressive public relations campaign during the latter part of 2011 and 2012.  The campaign would flood the market with releases that highlight its liposome technology and explore the promise that they hold for the public. Pulse intends to open communications with various medical advocacy groups, health organizations, social networks and opinion makers with an eye to securing their support for its approach to reducing the incident of certain disorders such as obesity, diabetes and heart disease.

Editorial Coverage - A cost effective method of boosting awareness of Pulse’s products is to secure editorial coverage in trade journals that target markets that are of interest.  Pulse’s management believes that a well-placed article can stimulate more interest than any advertisement, however widely disseminated. Pulse’s management believes that several factors make it a prime candidate for editorial coverage in trade publications, business journals and television news programs as well as the general media such as the science underpinning its formulations, all natural ingredients, and Pulse’s industry veteran management team. Pulse, through its public relations efforts, will contact influential editors and reporters at high-impact publications that serve its target markets and distribution channels.

Regulatory Environment and Environmental Compliance

The conduct of our businesses, and the production, distribution, sale, advertising, labeling, safety, transportation and use of our products, are and will be subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as to foreign laws and regulations administered by government entities and agencies in markets where we may operate and sell our products. It is our policy to abide by the laws and regulations that apply to our business.

In the United States, we are or may be required to comply with federal laws, such as the Food, Drug and Cosmetic Act, the Occupational Safety and Health Act, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, laws governing equal employment opportunity, customs and foreign trade laws and regulations, laws regulating the sales of products in schools, and various other federal statutes and regulations. We may also be subject to various state and local statutes and regulations, including California Proposition 65 which requires that a specific warning appear on any product that contains a component listed by the State of California as having been found to cause cancer or birth defects. Many food and beverage producers who sell products in California, including our Company, may be required to provide warning labels on their products.  See also “Risk Factors – Significant additional labeling or warning requirements may inhibit sales of affected products” and “Risk Factors – Significant changes in government regulation may hinder sales.” We will rely on legal and operational compliance programs, as well as local counsel, to guide our businesses in complying with applicable laws and regulations of the jurisdictions in which we do business.

Legislation has been enacted in certain U.S. states in which our products may be sold that requires collection and recycling of containers or that prohibits the sale of our beverages in certain non-refillable containers unless a deposit or other fee is charged. It is possible that similar or more restrictive legal requirements may be proposed or enacted in the future.

We do not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

Furrther, we are subject to national and local environmental laws in the United States, including laws relating to water consumption and treatment. We are committed to meeting all applicable environmental compliance requirements. Environmental compliance costs are not expected to have a material impact on our capital expenditures, earnings or competitive position.

Employees

Pulse currently has no employees.  Pulse engages the services of independent contractors to assist it with management in developing its product offering.  Pulse plans to engage full-time employees, including transferring some or all of these contractors to employee status, as its business develops and when it obtains sufficient working capital.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We are a development stage company with a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history, early stage of development, unproven business strategy and unproven product. We are a development stage company that has yet to generate any revenue. Pulse has only been introduced in selected test markets and there is no guarantee that our product will be able to generate any significant revenues.  As a development stage company, we face numerous risks and uncertainties in the competitive markets.  In particular, we have not proven that we can: develop our product offering in a manner that enables us to be profitable and meet our customers’ requirements; develop and maintain relationships with key customers and strategic partners that will be necessary to optimize the market value of our products; raise sufficient capital in the public and/or private markets; or respond effectively to competitive pressures. If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties.

We have no revenues and have incurred losses.

Since inception through January 31, 2011, we have not generated any revenues. We anticipate that our existing cash and cash equivalents will not be sufficient to fund our longer term business needs and we will need to generate revenue or receive additional investment in the Company to continue operations.

Our auditors have expressed uncertainty as to our ability to continue as a going concern.

Primarily as a result of our recurring losses and our lack of liquidity, we received a report from our independent auditors that includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern as of our fiscal year ended October 31, 2010.

If we are unable to establish sales and marketing capabilities we may not be able to generate sales and product revenue.

 We do not currently have an organization for the sales, marketing and distribution of our services.  Our strategy is to enter into agreements or other arrangements with distributors to market our products.  We need to develop and maintain strategic relationships with these entities in order for them to market our products to their customers.  We expect to face competition in this effort to establish strategic relationships from other companies vying for the same type of relationships. If we are unable to establish such relationships on terms that are favorable to us, or at all, we may not be able to penetrate the market on a scale required to become viable or profitable.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

 We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from equity and debt financings. We expect to require substantial additional capital in the near future to develop and market new products, services and technologies.  We may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations, we expect that we will require additional capital beyond the near term. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We face intense competition which could prohibit us from developing a customer base and generating revenue.

The beverage industry is highly competitive. Competition in the non-alcoholic beverage category exists for price, packaging, flavors, consumer acceptance of products, shelf space, and new product development. In order to compete effectively in the beverage industry, we believe that we must create a product that stands out from the competition through taste, visual appearance, price, and product quality. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing and distribution resources than we do. Additionally, there are no significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products.

We plan on manufacturing and selling beverage products for consumption by consumers that may expose us to litigation based on consumer claims and product liability.

We plan on manufacturing and selling products that ultimately are consumed by the general public.  Even though we intend to install safe manufacturing processes and sell products that are safe, we have some potential product risk from the consuming public.  We could be party to litigation based on consumer claims, product liability or otherwise that could result in significant liability for us and adversely affect our financial condition and operations.

If our products do not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our products, including, among others, the perception by consumers of the effectiveness of our products, our ability to fund our sales and marketing efforts, and the effectiveness of our sales and marketing efforts. If our products do not gain acceptance by consumers, we may not be able to fund future operations, including the development of new products, and/or our sales and marketing efforts for our current products, which inability would have a material adverse effect on our business, financial condition and operating results.

Any failure to adequately establish a distributor sales force will impede our growth.

We expect to be substantially dependent on a distributor sales force to attract new consumers of our products. We are currently in the process of establishing our distributor network and believe that there may be significant competition for qualified, productive distributors who have the skills and technical knowledge necessary to promote and sell our products. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in establishing our distributor network. If we are unable to develop an efficient distributor network, it will make our growth more difficult and our business could suffer.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not accurately estimate demand for our products. Our ability to estimate the overall demand for our products is imprecise and may be less precise in certain markets. If we materially underestimate demand for our products or are unable to secure sufficient ingredients or materials to produce and package our products, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain juice concentrates, supplements and sweeteners have been and could, from time to time in the future, be experienced. Such shortages could interfere with and/or delay production of our products and could have a material adverse effect on our business and financial results.

If we do not maintain sufficient inventory levels or if we are unable to deliver our products to our customers in sufficient quantities, or if our retailers’ inventory levels are too high, our operating results will be adversely affected.

If we do not accurately anticipate the future demand for our products or the time it will take to obtain new inventory, our inventory levels may not be appropriate and our results of operations may be negatively impacted. If we fail to meet our shipping schedules, we could damage our relationships with distributors and/or retailers, our shipping costs may increase and/or sales opportunities may be delayed or lost. In order to be able to deliver our products in a timely manner, we need to maintain adequate inventory levels of our products. If the inventory of our products held by our distributors and/or retailers is too high, they will not place orders for additional products, which would unfavorably impact our future sales and adversely affect our operating results.

Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

We have acquired and intend to maintain rights to trademarks, patents and copyrights that are important to our business. We regard our trademarks, copyrights, and similar intellectual property as critical to our success and attempt to protect such property with registered and common law trademarks and copyrights, restrictions on disclosure and other actions to prevent infringement. For example, we have acquired all of the formulations, rights and patents related to the Pulse® brand from Baxter Healthcare Corporation, who spent approximately $10 million developing and marketing the Pulse® product line.  We are currently entitled to label our products as follows: “Formulation developed under license from Baxter Healthcare Corporation.”  We believe this license right and previous research and marketing efforts by Baxter Healthcare Corporation are significant to our future success by distinguishing and validating our products within a highly competitive beverage market; however, while this license right from Baxter Healthcare Corporation is in perpetuity and royalty free, there is no assurance that other third parties will not infringe or misappropriate our rights to the Pulse® brand or that we can completely protect our Pulse® related rights.  Any such infringement or loss of our rights to the Pulse® brand would have a materially adverse affect on our business, marketing efforts and financial condition.  Further, product packages, mechanical designs and artwork are important to our success and we plan to take action to protect against imitation of our packaging and trade dress and to protect our trademarks and copyrights as necessary. However, there can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

Changes in consumer preferences may reduce demand for our products.

Consumers are seeking a greater variety in their beverages. Our future success will depend upon our ability to develop and introduce different and innovative beverages. In order to develop our market share, the impact of our products must address a consumer need and then meet that need in the areas of quality and derived benefits. There can be no assurance of our ability to meet that need and there is no assurance that consumers will purchase our products. Additionally, our products are considered premium products and to maintain market share during recessionary periods we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for some beverage brands and products may be limited to a few years before consumers’ preferences change. There can be no assurance that our beverage products will become or remain profitable for us. The beverage industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If we are unable to address any or all of these issues, it may affect our ability to produce revenues and our business, financial condition and results of operations will be adversely affected.

If we are unable to develop and establish brand image or product quality, or if we encounter product recalls, our business may suffer.

Our success depends on our ability to develop and establish brand image for our products. We have no assurance that our advertising, marketing and promotional programs will have the desired impact on our products’ brand image or consumer preferences. Product quality issues, real or imagined, or allegations of product contamination, even if false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. We may be required from time to time to recall products entirely or from specific co-packers, markets or batches.  Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance. While we do not expect to have any credible product liability litigation, there is no assurance that we will not experience such litigation in the future. In the event we do experience product liability claims or a product recall, our financial condition and business operations could be materially adversely effected.

Growth of internal operations and business may strain our financial resources.

We intend to significantly expand the scope of our operating and financial systems in order to build and expand our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

  The need for continued development of our financial and information management systems;
  The need to manage strategic relationships and agreements with manufacturers, suppliers and distributors; and
  Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business.

We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

Failure to manage growth effectively could prevent us from achieving our goals.

Our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management and other personnel. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments. Our inability to successfully manage growth could materially adversely affect our business.

Current global economic conditions may adversely affect our industry, business and result of operations.

The recent disruptions in the current global credit and financial markets has included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause our customers to cancel, decrease or delay their existing and future orders with us. In addition, financial difficulties experienced by our suppliers, manufacturers, distributors or customers could result in product delays, increased accounts receivable defaults and inventory challenges. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

Significant changes in government regulation may hinder sales.

The production, distribution, sale and marketing of our licensed and proprietary beverages are subject to the rules and regulations of various federal, state and local health agencies and certain laws and statutes, including in particular the U.S. Food and Drug Administration (“FDA”), the Federal Food, Drug and Cosmetic Act, the Dietary Supplement Health and Education Act of 1994, the Occupational Safety and Health Act, various environmental statutes, and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of or pertaining to our products. New statutes and regulations may also be instituted in the future. Compliance with applicable federal and state regulations is crucial to our success. Although we believe that we are in compliance with applicable regulations, should the FDA or any state in which we operate amend its guidelines or impose more stringent interpretations of current laws or regulations, we may not be able to comply with these new guidelines. Such regulations could require the reformulation of certain products to meet new standards, market withdrawal or discontinuation of certain products we are unable to reformulate, imposition of additional record keeping requirements, expanded documentation regarding the properties of certain products, expanded or different labeling and/or additional scientific substantiation. Failure to comply with applicable requirements could result in sanctions being imposed on us or the manufacturers of any of our products, including but not limited to fines, injunctions, product recalls, seizures and criminal prosecution. Further, if a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be required to have the packaging of our products changed which may adversely affecting our financial condition and operations. We are also unable to predict whether or to what extent a warning under any of applicable statute would have an impact on costs or sales of our products.

Water scarcity and poor quality could negatively impact the our system's production costs and capacity.

Water is the main ingredient in substantially all of our products. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management and climate change. As demand for water continues to increase, and as water becomes scarcer and the quality of available water deteriorates, our system may incur increasing production costs or face capacity constraints which could adversely affect our profitability or net operating revenues in the long run.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of certain of our products. If these types of requirements become applicable to one or more of our major products under current or future environmental or health laws or regulations, they may inhibit sales of such products. One such law, which is in effect in California, requires that a specific warning appear on any product that contains a substance listed by the state as having been found to cause cancer or birth defects. This law exposes all food and beverage producers to the possibility of having to provide warnings on their products because it does not recognize any generally applicable quantitative thresholds below which a warning is not required. Consequently, the detection of even a trace amount of a listed substance can subject an affected product to the requirement of a warning label. The Company is not currently required to display warnings under this law on any Company beverages produced for sale in California. In the future, however, other substances detectable in Company products may be added to the list pursuant to this law and the related regulations as they currently exist or as they may be amended. If a substance found in one of our products is added to the list, or if the increasing sensitivity of detection methodology results in the detection of an infinitesimal quantity of a listed substance in one of our beverages produced for sale in California, the resulting warning requirements or adverse publicity could negatively affect our sales.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

 Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

Litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations.

We will incur significant increased costs as a public company and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we would not incur if we were a private company.  SEC rules and regulations impose heightened requirements on public companies, including requiring changes in corporate governance practices.  Our management and other personnel will devote a substantial amount of time to these compliance initiatives. We may also need to hire additional finance and administrative personnel to support our compliance requirements. Moreover, these rules and regulations will increase our legal and financial costs and make some activities more time-consuming.

In addition, as described above, we will be required to maintain effective internal controls over financial reporting and disclosure controls and procedures pursuant to the Sarbanes-Oxley Act. Our testing, and the subsequent testing by our independent registered public accounting firm, may reveal deficiencies or material weaknesses in our internal controls over financial reporting.  Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management effort.  We currently do not have an internal audit group and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.  If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies or material weaknesses in our internal controls over financial reporting, the market price of our securities could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act and, since we have not been subject to Sarbanes-Oxley regulations we may lack the financial controls and safeguards now required of public companies.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, for the fiscal year ending December 31, 2011, we are required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  Our assessment will require us to make subjective judgments and our independent registered public accounting firm may not agree with our assessment.

Risks Related to an Investment in Our Securities

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.

While our common stock is not currently traded, if and when there is an active trading market, the market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock”, such as our common stock, has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

FINANCIAL INFORMATION

The financial information required by this item is also incorporated herein by reference to our Form 10-K, filed with the SEC on January 14, 2011 for the years ended October 31, 2010 and 2009, and under the heading Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of The Pulse Beverage Corporation for its fiscal year ended December 31, 2010 and one month ended January 31, 2011.

These audited financial statements are attached as Exhibit 99.1 and incorporated by reference herein. The pro forma financial information is attached as Exhibit 99.2 and incorporated by reference herein. These pro forma financial statements combine the financial information of Darlington Mines Ltd. and The Pulse Beverage Corporation as at February 15, 2011 as if they were combined as at February 1, 2010.

The following discussion is a discussion of The Pulse Beverage Corporation’s financial condition, changes in financial condition, plan of operations and results of operations.

The discussion contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Form 8-K.

Plan of Operations

Pulse is a development stage company and has just recently acquired the business and intellectual property assets associated with manufacturing, distributing and selling the Pulse® products and has not yet generated or realized any revenues from its operations to date.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. This is because we have not generated any revenues.

Results of Operations

Pursuant to an Agreement for the Purchase of Assets between The Pulse Beverage Corporation and Health Beverage, LLC entered into on July 26, 2010 and closed January 31, 2011 and attached as Exhibit 10.1 hereto, we completed the acquisition of certain business and intellectual property assets and rights necessary to manufacture, distribute and sell certain scientifically researched and formulated water-based health beverages under the Pulse® brand.

Year ended December 31, 2010 and One Month Ended January 31, 2011

The following table sets forth certain financial information relating to Pulse for the one month ended January 31, 2011 (“2011”) and the period from March 17, 2010 (Date of Inception) to December 31, 2010 (“2010”). The financial information presented has been derived from the audited financial statements included herein as Exhibit 99.1.

	One Month Ended January 31, 2011	From March 17, 2010 (Inception) to December 31, 2010
	$	$

Sales, net	-	-

Expenses:
Marketing and sales	-	-
General and administration	-	21,714
Salaries and benefits	-	-
Depreciation and amortization	-	-

Total Expenses	-	21,714

Net Loss	-	(21,714)

Revenues

The Company has had no revenues since inception. It expects to begin earning revenues once the Company has established its contract manufacturers, has entered into distribution agreements and has distributed its products to resellers.

Expenses

Expenses from inception to date relate to costs associated with incorporating The Pulse Beverage Corporation, completion of the business plan and closing the Agreement for the Purchase of Assets between The Pulse Beverage Corporation and Health Beverage, LLC entered into on July 26, 2010 and closed January 31, 2011. The Company also spent $5,000 to begin formulations for its lemonade product.

Net Loss

The net loss was due to the changes in expenses discussed above.

Liquidity and Capital Resources

The following information has been derived from the pro forma financial information included herein as Exhibit 99.2. As at February 18, 2011 we have $928,898 in cash and $202,004 in current liabilities. As of February 18, 2011, our total assets were $2,814,388 and our total liabilities were $202,004. Our net working capital as at February 18, 2011 was, on a pro forma basis, $726,894.

Cash to Operating Activities

During the period from March 17, 2010 (Date of Inception) to January 31, 2011, operating activities used cash of $21,714 as a result of its net loss of $21,714.

Cash to Investing Activities

During the period from March 17, 2010 (Date of Inception) to January 31, 2011, we expended $245,000 to close the Agreement for the Purchase of Assets.

Cash from Financing Activities

During the period from March 17, 2010 (Date of Inception) to January 31, 2011 and subsequently to February 18, 2011, we raised $800,000, and have received subscriptions for an additional $225,000, pursuant to a non-brokered private placement of 1,025,000 common shares at $1.00 per share. The Company also raised $145,000 from loans from related and non-related parties. These loans are non-interest bearing, unsecured and due on demand.

Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources. We currently need $2 million of additional capital before we can meet our objectives for revenues and profits.

Specifically, in addition to the $1,025,000 raised, or subscribed for, to date, Pulse will require a further capital raise of $2,000,000 to: begin operations, launch a full marketing and branding campaign, manufacture and deliver products and to begin and increase revenues from its products. We have completed a $1,025,000 non-brokered private placement of shares of common stock of the Company at $1.00 per share and we will issue 1,025,000 shares of common stock of the Company. We believe the additional capital raise, public listing, planned management team to be hired and expanded awareness of the Pulse® brand should provide us the opportunity to be operationally cash flow positive and profitable over the next twelve months.

We have no assurance that future financing will be available to us, or if available, on terms acceptable to us. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Additional equity financing could result in additional dilution to our existing shareholders.

Contractual Obligations and Off-Balance Sheet Arrangements

As of January 31, 2011, we did not have any long-term debt or purchase obligations.  We are in the process of securing approximately 3,500 square feet of office space in Denver, Colorado, USA.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Estimates

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

There have been no recently issued Accounting Pronouncements that impact us.

DESCRIPTION OF PROPERTY

We currently maintain our international corporate office at 20A, Time Centre, 53-55 Hollywood Road, Central Hong Kong. We do not pay anything for this office and we have not entered into any lease agreement.

Our US operations will be headquartered in Denver, Colorado. We are in the process of securing approximately 3,500 square feet of office space in Denver, Colorado, USA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Share Exchange Transaction

The Company has only one class of stock outstanding, common stock.  The following table sets forth certain information as of February 14, 2011 prior to the Closing of the Share Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of February 14, 2011, there were 42,180,000 shares of common stock outstanding.

Name and address of beneficial owner(1)	Amount of Beneficial Ownership	Approximate Percent of Class of Common Stock

Officer and Directors

Francis Chiew - Tower 18, Unit 301, Seasons Park 36B Dongzhimenwai Street, Beijing, PRC	30,000,000	71.12%

Total Officers and Directors(1 persons)	30,000,000	71.12%

5% shareholders
None.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Security Ownership After Share Exchange Transaction

The following table sets forth certain information as of February 15, 2011, after giving effect to the Closing of the Share Exchange Transaction with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of February 15, 2011, after giving effect to the Closing of the Share Exchange Transaction, there were 28,800,000 shares of common stock outstanding.

To our knowledge, except as indicated in any footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and address of beneficial owner(1)	Amount of Beneficial Ownership	Approximate Percent of Class of Common Stock

Officer and Directors

Francis Chiew - Tower 18, Unit 301, Seasons Park 36B Dongzhimenwai Street, Beijing, PRC	3,340,000	11.6%
Robert Yates - 20A, Time Centre, 53-55 Hollywood Road, Central Hong Kong, PRC	2,500,000	8.7%
Total Officers and Directors(2 persons)	5,840,000	20.3%

5% shareholders
None.

There are no arrangements known to us, the operation of which may, at a subsequent date, result in a change in control.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of a New Director and Officer

In connection with, but not as a condition of, the Exchange Agreement, the Company agreed to appoint Mr. Robert Yates to our Board of Directors effective February 15, 2011.

Furthermore, concurrent with the Closing of the Exchange Agreement, Mr. Francis Chiew resigned as our President, Chief Executive Officer, Chief Financial Officer, Secretary and  Treasurer.  Mr. Chiew will remain a member of the Company’s Board of Directors.  Immediately following the resignation of Mr. Chiew from his officer positions we appointed Mr. Yates as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. A description of our newly appointed director and officer can be found below in the section titled “Current Management.”

Current Management

The following table sets forth certain information for each executive officer and director of the Company after the Closing Date of the Exchange Agreement.

Information of Current Senior Officers and Directors:

Name	Age	Position	Since
Robert Yates	66	Director, President, Chief Executive Officer and Chief Financial Officer	2011
Francis Chiew	48	Director	2009

Robert Yates – President, Chief Executive Officer, Chief Financial Officer and a Director

Robert Yates is a seasoned business executive with experience in growing and managing businesses as exemplified by efforts on behalf of Vancol Industries.  From 2006 to 2009, Mr. Yates served as a General Manager of Mobility Works, in Cincinnati, Ohio, a company engaged in providing specialty equipment and handicapped accessible vehicles in support of disabled populations. From 1993 to 2005, Mr. Yates was in charge of a start-up operation for Vancol with his areas of responsibility: product development, plant production and the distribution of Vancol’s many products in both the United States and Canada.  Under his guidance, Vancol’s sales rose from less than $10 million to $50 million in three years.  Over the last twenty years Mr. Yates’ beverage portfolio has included such well known  brands as Monster; AriZona Tea; Rock Star, Vitamin Water, Perrier, Everfresh Juices, Ocean Spray, Miller Beer, Honest Tea and Fiji Water.  In addition, Mr. Yates successfully launched his own brand, Quencher, which he built into a 2 million case brand in two years.  Mr. Yates holds a degree from Ogelthorpe University in Atlanta, Georgia, and has an associates degree in business administration from Highland Park College, in Highland Park, Michigan.

Francis Chiew - Director

Effective on October 14, 2009, Francis Chiew was appointed as President, Secretary, Chief Executive Officer, Chief Financial Officer and a director of the Company. On February 15, 2011 Mr. Chiew resigned all of his officer positions and remains as a director. Since February 2006 to present, Mr. Chiew has served as the Managing Director of Lightship Asia Pacific, LLC (USA) ("LAP") and as a director and the General Manager of two of LAP's joint ventures - China Lightship Leasing Co. (HK) Ltd. ("CLLC") and Beijing Lightship Advertising Co. Ltd ("BLAC"). LAP, CLLC and BLAC were formed to establish advertising opportunities using airships. From 2004 to January 2006, Mr. Chiew served as a director of FBV Corporation Pte Ltd., a private company with varying business interests, including electronic product delivery and payment solutions. From 2002 to May 2004, Mr. Chiew served as the Director of Business Development - Asia for EPOSS Limited (formerly ROK Group). EPOSS Limited, which subsequently became a subsidiary of Western Union, First Data Corporation, U.S.A., was primarily involved with the development of prepayment solutions and systems within the banking and telecommunications industries.

Other Key Management:

Ronald Kendrick – Chief of Product Development

Ronald Kendrick has been involved in the beverage industry for more than twenty years. Between 1989 and 2006, he served as VP of Operations and Product Development for Clearly Canadian Beverage Company where he managed both supply and logistical operations during a time when Clearly Canadian sales grew from zero to $180 million. Mr. Kendrick was instrumental in designing and developing new products and packages for Clearly Canadian, improving its marketing capabilities and lowering its production costs. Mr. Kendrick then founded Catalyst Development Inc. and has created products for a host of beverage companies including Baxter Healthcare where he played a pivotal role in the development of the Pulse® product line. Mr. Kendrick is the past President of the Canadian Bottled Water Association and a member of the  Institute of Food Technologist, the American College of Sports Medicine, and the International Society of Beverage Technologies.

Advisory Board:

Bruce Horton

Bruce Horton is a seasoned businessman and principal advisor to the Pulse management group.  Over the years Mr. Horton has provided counseling to many international and domestic businesses in many industries. Mr. Horton began his career as a partner in a regional accounting firm where he specialized in tax planning, corporate restructuring, refinancing and mergers and acquisitions. Mr. Horton co-founded Clearly Canadian Beverage Company where he served as Chief Financial Officer and Director from 1987 to 1997. During his ten year tenure Clearly Canadian’s sales grew from zero to $180 million and it became one of the nation’s leading suppliers of New Age Beverages. Since 1997, Mr. Horton has been a managing partner of the Calneva Financial Group, a consulting firm that specializes in helping companies in need of management or financial advice, and a boutique investment banker focusing on venture capital opportunities in Asia.

Don Prest

Mr. Prest will assist in areas of public financial reporting and business planning for the Company. Mr. Prest is a retired US and Canadian public company assurance partner where he practised for 17 years at a large regional PCAOB registered accounting firm. Prior to December 31, 2009 Mr. Prest was an assurance partner for over 150 public US companies. Mr. Prest is a 1/3 owner of FBP Capital Corp. ("FBP"), a merchant bank, for 7 years. Mr. Prest also serves as Chief Financial Officer and a director for Omnicity Corp. a US public company in the Wireless Internet Service Provider industry, where he spends approximately 25% of his time. He has served as the Chief Financial Officer for Power Air Corporation for three years ended September 30, 2008.  Power Air was a public fuel cell company. Mr. Prest started his career in 1983 upon graduating from BCIT in Financial Management. Mr. Prest received his Canadian CA designation in 1991 and his US CPA designation in 1997.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

In December, 2006 Robert Yates filed for personal bankruptcy in Federal Bankruptcy Court in Denver, Colorado.  His personal bankruptcy was finalized in February, 2007.

In May, 2005 Vancol Industries filed for bankruptcy under Chapter 7 of the Bankruptcy Code. Mr. Yates resigned his position as an executive officer of Vancol Industries in 2005.

Other than as set forth above, no director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our Board of Directors and hold office until removed by the Board, absent an employment agreement.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended October 31, 2010 and the three months ended January 31, 2011.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the sole director.  Such resolutions consented to in writing by the director entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of the Company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the Board.

Upon appointing independent Board members, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Exchange Act.  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established. In addition, Robert Yates, a new director, currently meets the definition of an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Mr. Yates is not an independent director.

EXECUTIVE COMPENSATION

Director Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding Board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee of the Company received compensation during the fiscal year ended October 31, 2010.

Executive Compensation  - Current Executive Officers

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Employment Agreements

None of our executive officers currently have employment agreements with us and the manner and amount of compensation for the above-referenced new officer and new directors have not yet been determined.

Potential Payments Upon Termination or Change-in-Control

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 delivered to us as filed with the SEC, our executive officers and directors, and persons who own more than 10% of our common stock timely filed all required reports pursuant to Section 16(a) of the Exchange Act for the year ended October 31, 2010, except that Mr. Francis Chiew filed one late report on Form 3 relating to his appointment as an officer and director of the Company and shareholder of our common stock.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Party Transactions

On February 15, 2011, we entered into the Exchange Agreement.  As a result of the Share Exchange Transaction, the Pulse Stockholders received 13,280,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of Pulse representing approximately 46% of our 28,800,000 issued and outstanding shares of common stock as at that date.  Mr. Yates, our newly appointed sole officer and a director of the Company, was a shareholder of Pulse prior to the Closing of the Share Exchange Transaction.  Accordingly, Mr. Yates was a recipient of certain shares of our common stock issued in connection with the Share Exchange Transaction.  Effective at the Close of the Share Exchange Transaction, Mr. Yates was appointed as a member of the Company’s Board and was also appointed to fill the officer vacancies created by Mr. Chiew’s resignation.

Other than as set forth above, Mr. Yates did not hold any position with Pulse or the Company prior to the Closing of the Share Exchange Transaction nor has he been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

There are no family relationships between any of our former or current officers and directors.

Review, Approval or Ratification of Transactions with Related Persons

We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest.  Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliation’s of such person’s immediate family.  Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred.  If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any.  Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.  These policies and procedures are not evident in writing.

Director Independence

During the year ended October 31, 2010, we did not have any independent directors on our Board.  Neither of our current directors is independent.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the SEC.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The corporate action of changing our name to The Pulse Beverage Corporation will likely result in a new symbol once processed with FINRA.

Our common stock is currently quoted on the OTC Markets (“OTC”), which is sponsored by FINRA. The OTC is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the QB Tier of the OTC Markets under the symbol “DAML.” The following are the high and low sale prices for the common stock by quarter as reported by the OTC for fiscal years ended October 31, 2010 and 2009.

Fiscal Year Ended October 31, 2010
Quarter Ended	High $	Low $
October 31, 2010	-	-
July 31, 2010	-	-
April 30, 2010	-	-
January 31, 2010	-	-

Fiscal Year Ended October 31, 2009
Quarter Ended	High $	Low $
October 31, 2009	-	-
July 31, 2009	-	-
April 30, 2009	-	-
January 31, 2009	-	-

The quotations and ranges listed above, if any, were obtained from the QB Tier of the OTC Markets.  The quotations, if any, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $4.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.00001 per share. As of February 22, 2011 we had 28,800,000 shares of common stock outstanding. Our shares are held by approximately 52 shareholders or record.

Our stock transfer agent for our securities is Transhare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, Colorado 80111 and its telephone number is (303) 662-1112.

Dividends

We have not declared, or paid, any cash dividends since inception and do not anticipate declaring or paying a cash dividend for the foreseeable future.

Nevada law prohibits our board from declaring or paying a dividend where, after giving effect to such a dividend, (i) we would not be able to pay our debts as they came due in the ordinary course of our business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the rights of any creditors or preferred stockholders.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF REGISTRANT’S SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws all as in effect upon the Closing of the Share Exchange Transaction.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the SEC as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.00001 per share, of which 28,800,000 shares are issued and outstanding subsequent to the Closing of the Exchange Transaction.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law the holders of our common stock will possess all voting power.  A majority of the outstanding shares of our corporation entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  Generally, all matters to be voted on by stockholders must be approved by a majority of the shares represented at a meeting and entitled to vote thereat.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.  There is no provision in our charter or bylaws that would delay, defer or prevent a change in control. Holders of our common stock shall be entitled to receive the remaining property of our company on dissolution after the creditors of our company and the holders of our preferred stock, if any, outstanding at the time have been satisfied.

Dividends

No cash dividends have ever been declared by our board of directors on our common stock. Our losses do not currently indicate the ability to pay any cash dividends, and any future decision to pay dividends will be made by our board of directors based on cash flow and their assessment of the needs of our company. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  However, any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to our Company.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

The Company shall indemnify, its directors, officers and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that the Board of Directors may make a determination that indemnification of the director, officer or employee is improper because he or she has failed to act in good faith and in the best interests of the Company or, with respect to any criminal action or proceeding, has reasonable cause to believe his or her conduct was unlawful.

The Board of Directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another Company, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

The Board of Directors may form time to time adopt further Bylaws with respect to indemnification and amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

In addition to the above, each of our directors has entered into an indemnification agreement with us.  The indemnification agreement provides that we shall indemnify the director against expenses and liabilities in connection with any proceeding associated with the director being our director to the fullest extent permitted by applicable law, our Articles of Incorporation and Bylaws.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibit 99.1, which is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Share Exchange Transaction

As more fully described in Item 2.01 above, in connection with the Share Exchange Transaction, on the Closing Date we issued a total of 13,280,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of Pulse.  Reference is made to the disclosure set forth under Item 2.01 of this Form 8-K, which disclosure is incorporated by reference.

The common stock was issued in reliance upon exemption from registration under the Securities Act pursuant to Rule 506 of Regulation D and/or Regulation S thereof, and comparable exemptions under state securities laws.  The common stock was issued to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, and to accredited investors in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representation made by such investors.

Private Placement of Shares

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2011 (the “Previous Report”), between January 27, 2011 and February 2, 2011, the Company began its initial closing of a private placement of common stock to a number of foreign accredited investors pursuant to that certain $1.00 Post-Split Private Placement Subscription Agreement, which is included as Exhibit 10.1 to the Previous Report and incorporated herein (the “Offering”).  As of February 22, 2011, the Company has raised $800,000 in connection with the Offering and has received a signed subscription for an additional $225,000.

Accordingly on February 22, 2011, the Company closed the Offering and, will issue, in the aggregate, 1,025,000 shares of the Company’s common stock, par value $0.00001, at $1.00 per share pending receipt of all subscribed funds, for gross proceeds of $1,025,000 (the “Shares”).  The Shares were issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act.  The Shares were issued to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representation made by such investors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers\

The information contained in Item 2.01 above is incorporated by reference herein.

Resignation of Officer

Effective February 15, 2011, Mr. Francis Chiew resigned as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company.  Mr. Chiew will remain a member of the Company’s Board of Directors.

Appointment of Officer and Director

Effective upon Mr. Chiew’s resignation, Mr. Robert Yates was appointed Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company.  Also effective on February 15, 2011, Mr. Yates was appointed a member of the Company’s Board of Directors.

Our officers and directors as of February 18, 2011 are as follows:

Name	Age	Position
Robert Yates	66	Director, President, Chief Executive Officer and Chief Financial Officer
Francis Chiew	48	Director

There are no family relationships among any of our officers or directors. Neither our directors nor our sole officer has an employment agreement with the Company.

Other than the Share Exchange Transaction and Mr. Yates’ involvement therein as disclosed in Item 2.01 above, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which either of our directors or sole officer had or will have a direct or indirect material interest.  Other than the Share Exchange Transaction, as noted in Item 2.01 above, there is no material plan, contract or arrangement (whether or not written) to which either of our directors or our sole officer is a party or in which either one of our directors or sole officer participates that is entered into or material amendment in connection with our appointment of our sole officer and new director, or any grant or award to either our sole officer or new director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Executive Officers.

Descriptions of our newly appointed director and officer can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Articles of Merger

As disclosed in Item 2.01 of this Form 8-K, on February 15, 2011 we entered into the Exchange Agreement to effectuate the Closing of the Share Exchange Transaction.  As a result of the Exchange Transaction, Pulse became the Company’s wholly owned subsidiary and the Company acquired the business and operations of Pulse.

In order to better reflect the Company’s business operations and to change the Company’s name, subsequent to the Share Exchange Transaction, effective February 17, 2011, the Company filed Articles of Merger with the Secretary of State of Nevada and initiated the filing of a Statement of Merger with the Colorado Secretary of State, in order to effectuate a parent/subsidiary merger. This merger will be completed pursuant to Section 92A.180 of the Nevada Revised Statutes and Section 7-111-104 of the Colorado Revised Statutes. Upon completion of this merger, our name will be changed to “The Pulse Beverage Corporation” (the “Name Change”) and our Articles of Incorporation will be amended accordingly.

The full text of the amendment to the Company’s Articles of Incorporation giving effect to the Name Change is included in the Articles of Merger filed herewith as Exhibit 3.1 and incorporated herein by reference.

Pending notification and approval from FINRA regarding the Name Change, a new stock symbol will be assigned to the Company.

Change in Fiscal Year

In connection with the Share Exchange Transaction, the Company changed its fiscal year end from October 31 to December 31 effective immediately. Accordingly, the Company will file its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 with the SEC on or before March 31, 2012.  The Company’s next Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 will be filed with the SEC on or before May 15, 2011, which will contain the necessary financial information for the transition period January 31, 2011 to March 31, 2011.

Item 5.06 Change in Shell Company Status

Following the consummation of the Exchange Agreement in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference herein, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  From and after the Closing of the Exchange Agreement, our primary operations consist of the business and operations of Pulse.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 2.01 above, which is incorporated herein by reference.

            (a)       Financial Statements of the Business Acquired

The audited consolidated financial statements of Pulse for the period ending March 17, 2010 (Inception), and the unaudited consolidated financial statements for the one month period ended January 31, 2011, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.

            (b)       Pro Forma Financial Information

Incorporated by reference to Exhibit 99.2 attached hereto.

            (c)        Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

            (d)       Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement dated February 15, 2011*
3.1	Articles of Merger dated February 17, 2011*
3.2	Articles of Incorporation of the Registrant, including all amendments to date (incorporated by reference to the registrant’s Registration Statement on Form SB-2 filed on December 7, 2007)
3.3	Bylaws of the Registrant (incorporated by reference to the registrant’s Registration Statement on Form SB-2 filed on December 7, 2007)
10.1	Agreement for the Purchase of Assets Between The Pulse Beverage Corporation and Health Beverage, LLC dated July 26, 2010 and closed January 31, 2011*
10.2	Letter Agreement between The Pulse Beverage Corporation and Catalyst Development Inc. dated December 24, 2010*
99.1	Audited Financial Statement of The Pulse Beverage Corporation for the Period From March 17, 2010 (Inception) to December 31, 2010 and the One Month Period Ended January 31, 2011*
99.2	Pro Forma Financial Information*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLINGTON MINES LTD. a Nevada corporation

Dated: February 22, 2011	/s/ Robert Yates
Robert Yates, President, Chief Executive Officer, Chief Financial Officer and Director